Exhibit 4.2

EXECUTION VERSION

INTERCEPT PHARMACEUTICALS, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 14, 2019

to Indenture for Senior Debt Securities

Dated as of July 6, 2016

2.00% Convertible Senior Notes due 2026

TABLE OF CONTENTS

		Page

Article 1
Definitions

Section 1.01.	Definitions	2
Section 1.02.	References to Interest	12
Section 1.03.	References to Principal	12

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.	Scope of Supplemental Indenture	13
Section 2.02.	Designation and Amount	13
Section 2.03.	Form of Notes	13
Section 2.04.	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	14
Section 2.05.	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	16
Section 2.06.	Mutilated, Destroyed, Lost or Stolen Notes	18
Section 2.07.	Cancellation of Notes Paid, Converted, Etc	18
Section 2.08.	CUSIP Numbers	19

Article 3
Satisfaction and Discharge

Section 3.01.	Applicability of Article 10 of the Base Indenture.	19
Section 3.02.	Satisfaction and Discharge	19

Article 4
Particular Covenants of the Issuer

Section 4.01.	Paying Agent and Conversion Agent	20
Section 4.02.	Provisions as to Paying Agent	20
Section 4.03.	Annual Compliance Certificate	21
Section 4.04.	Reports	21
Section 4.05.	Stay, Extension and Usury Laws	21
Section 4.06.	Further Instruments and Acts	22
Section 4.07.	Additional Amounts.	22

i

Article 5
[Intentionally Omitted]

Article 6
Defaults and Remedies

Section 6.01.	Applicability of Article 5 of the Base Indenture	24
Section 6.02.	Events of Default	25
Section 6.03.	Acceleration; Rescission and Annulment	26
Section 6.04.	Additional Interest	27
Section 6.05.	Payments of Notes on Default; Suit Therefor	28
Section 6.06.	Application of Monies Collected by Trustee	29
Section 6.07.	Proceedings by Holders	30
Section 6.08.	Proceedings by Trustee	31
Section 6.09.	Remedies Cumulative and Continuing	31
Section 6.10.	Direction of Proceedings and Waiver of Defaults by Majority of Holders	32
Section 6.11.	Notice of Defaults	32
Section 6.12.	Undertaking to Pay Costs	33

Article 7
[Intentionally Omitted]

Article 8
[Intentionally Omitted]

Article 9
Holders’ Meetings

Section 9.01.	Purpose of Meetings	33
Section 9.02.	Call of Meetings by Trustee	34
Section 9.03.	Call of Meetings by Issuer or Holders	34
Section 9.04.	Qualifications for Voting	34
Section 9.05.	Regulations	34
Section 9.06.	Voting	35
Section 9.07.	No Delay of Rights by Meeting	35

Article 10
Supplemental Indentures

Section 10.01.	Applicability of Article 8 of the Base Indenture	35
Section 10.02.	Supplemental Indentures Without Consent of Holders	36
Section 10.03.	Supplemental Indentures with Consent of Holders	37
Section 10.04.	Effect of Supplemental Indentures	38
Section 10.05.	Notation on Notes	38
Section 10.06.	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	38

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.	Applicability of Article 9 of the Base Indenture.	39
Section 11.02.	Issuer May Consolidate, Etc. on Certain Terms	39
Section 11.03.	Successor Company to Be Substituted	39
Section 11.04.	Opinion of Counsel to Be Given to Trustee	40

Article 12
[Intentionally Omitted]

Article 13
[Intentionally Omitted]

Article 14
Conversion of Notes

Section 14.01.	Conversion Privilege	40
Section 14.02.	Conversion Procedure; Settlement Upon Conversion.	44
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes	48
Section 14.04.	Adjustment of Conversion Rate	50
Section 14.05.	Adjustments of Prices	59
Section 14.06.	Shares to Be Fully Paid	60
Section 14.07.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.	60
Section 14.08.	Certain Covenants	62
Section 14.09.	Responsibility of Trustee	62
Section 14.10.	Notice to Holders Prior to Certain Actions	63
Section 14.11.	Stockholder Rights Plans	63
Section 14.12.	Exchange in Lieu of Conversion.	63

Article 15
Repurchase of Notes at Option of Holders

Section 15.01.	Intentionally Omitted.	64
Section 15.02.	Repurchase at Option of Holders Upon a Fundamental Change	65
Section 15.03.	Withdrawal of Fundamental Change Repurchase Notice	67
Section 15.04.	Deposit of Fundamental Change Repurchase Price	68
Section 15.05.	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	68

EXHIBIT

Exhibit A	Form of Note	A-1

SECOND SUPPLEMENTAL INDENTURE dated as of May 14, 2019 (this “Supplemental Indenture”) between INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation, as issuer (the “Issuer,” as more fully set forth in Section 1.01) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01), supplementing the Indenture for Senior Debt Securities dated as of July 6, 2016 between the Issuer and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

WITNESSETH:

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Issuer’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Issuer under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 2.01, 2.02 and 2.03 of the Base Indenture provide for the Issuer to issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions and Officer’s Certificates or indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of a single series of Securities designated as its 2.00% Convertible Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount not to exceed $230,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

Article 1
Definitions

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)          the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)          all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c)          the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

(d)          Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 1.01:

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“ADRs” means American Depositary Receipts or American Depositary Shares representing Common Stock.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

2

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Issuer or the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Trustee shall initially act as the Bid Solicitation Agent.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed, notwithstanding anything in the Base Indenture to the contrary.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Issuer, par value $0.001 per share, at the date of this Supplemental Indenture, subject to Section 14.07, notwithstanding anything in the Base Indenture to the contrary.

“Conversion Agent” means the office or agency maintained in the contiguous United States of America where the Notes may be surrendered for conversion in accordance with Section 3.02 of the Base Indenture.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

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“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Event Notice” shall have the meaning specified in Section 14.01(b)(iii).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a)          cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)          if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICPT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

4

“Depositary” means, with respect to each Global Note and notwithstanding anything to the contrary in the Base Indenture, the Person specified in Section 2.05(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of this definition.

“Event of Default” shall have the meaning specified in Section 6.02, notwithstanding anything to the contrary in the Base Indenture.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FATCA” shall have the meaning specified in Section 4.07(a)(E).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

5

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)          a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Wholly Owned Subsidiaries and the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(b)          the consummation of (1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one of the Issuer’s Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction of the type described in clause (2) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (y) any merger or consolidation of the Issuer solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of all outstanding shares of Common Stock solely into shares of common stock of the successor corporation shall be a Fundamental Change pursuant to this clause (b);

(c)          the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer; or

(d)          the Common Stock (or ADRs or other common stock, Common Equity interests or ordinary shares into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) for more than one Trading Day;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Issuer, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares, Common Equity interests or ADRs that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Issuer in this definition shall instead be references to such other entity. For purposes of this definition, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition shall be deemed a Fundamental Change solely under clause (b) of such definition.

6

“Fundamental Change Issuer Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(d) and shall constitute a Global Security for purposes of the Base Indenture.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2019.

“Issuer” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 11 hereof, shall include its successors and assigns.

“Last Reported Sale Price” of the Common Stock on any date means, as determined by the Issuer, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. The “Last Reported Sale Price” shall be determined without reference to after-hours trading or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date the Issuer obtains from one or more nationally recognized independent investment banking firms selected by the Issuer for this purpose.

7

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in subclause (x) of clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means May 15, 2026.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to February 15, 2026 and the Issuer has not issued a Redemption Notice with respect to the Notes, the 20 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after February 15, 2026 and the Issuer has not issued a Redemption Notice with respect to the Notes, the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date; and (iii) if the relevant Conversion Date occurs on or after the date on which the Issuer issues a Redemption Notice with respect to the Notes and prior to the relevant Redemption Date (even if the relevant Conversion Date occurs on or after February 15, 2026), the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding such Redemption Date.

“Officer” means, with respect to the Issuer, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

8

“Optional Redemption” shall have the meaning specified in Section 16.02.

“Outstanding” means, with respect to any Note, that such Note is considered “Outstanding” under the definition thereof in the Base Indenture; provided that all references to “U.S. Government Obligations” in such definition shall be disregarded with respect to the Notes (solely with respect to obligations described in clause (b) therein); and provided further that the following Notes shall be deemed to not be “Outstanding” for purposes of this Supplemental Indenture:

(a)          Notes theretofore canceled by the Trustee or delivered to the Trustee for cancelation;

(b)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent);

(c)          Notes that have been paid pursuant to Section 2.09 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Base Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by “protected purchasers” in due course;

(d)          Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.07;

(e)          Notes redeemed pursuant to Article 16;

(f)           Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 2.09; and

(g)          Notes repurchased by the Issuer pursuant to Article 15.

“Paying Agent” means the office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase in accordance with Section 3.02 of the Base Indenture.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

9

“Prospectus Supplement” means the preliminary prospectus supplement dated May 8, 2019, as supplemented by the related pricing term sheet dated May 9, 2019, in each case, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise). The definition of “record date” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “record date” in the Base Indenture (other than in Section 7.02 of the Base Indenture) shall be deemed instead to be references to “Regular Record Date” as such term is defined in this Supplemental Indenture.

“Redemption Date” shall have the meaning specified in Section 16.03(a).

“Redemption Notice” shall have the meaning specified in Section 16.03(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.02, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date shall be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date” or “regular record date,” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Reporting Obligations” shall have the meaning specified in Section 6.04.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or such other market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

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“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, notwithstanding anything in the Base Indenture to the contrary, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Surviving Entity” shall have the meaning specified in Section 4.07(a).

“Taxes” shall have the meaning specified in Section 4.07(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; provided further that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

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“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%” and references to “shares” in the definition of Subsidiary shall exclude directors’ qualifying shares.

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. References to Principal. Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security or Note in the Base Indenture or this Supplemental Indenture shall be deemed to include the Redemption Price and the Fundamental Change Repurchase Price, if, in such context, the Redemption Price and/or the Fundamental Change Repurchase Price (as applicable) is, was or would be payable in accordance with Article 15 or Article 16, as applicable. Unless the context otherwise requires, any express mention of the Redemption Price or the Fundamental Change Repurchase Price in any provision hereof shall not be construed as excluding the Redemption Price or the Fundamental Change Repurchase Price, as applicable, in those provisions hereof where such express mention is not made.

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Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting provisions in the Base Indenture.

Section 2.02. Designation and Amount. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “2.00% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $230,000,000, subject to Section 2.09 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 10.05, Section 14.02 or Section 15.04 hereof or Section 2.08, Section 2.09 or Section 2.11 of the Base Indenture.

Section 2.03. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

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Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Issuer in accordance with the Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.04. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Notwithstanding the first paragraph of Section 2.07 of the Base Indenture, accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)          The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Principal on any Physical Note shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office. Principal on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The Issuer shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $2,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided the Issuer, the Trustee or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The third paragraph of Section 2.07 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(b) and Section 2.04(c), and any reference in the Base Indenture to such paragraph of Section 2.07 shall, with respect to the Notes, be deemed to refer instead to this Section 2.04(b) and Section 2.04(c), as the context may require.

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(c)          Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)          The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii)         The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

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Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The third paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(a), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(a), as the context may require. Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 3.02 of the Base Indenture. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. All Notes surrendered upon any exchange or transfer provided for in the Indenture shall be promptly cancelled and disposed of by the Trustee in accordance with the Trustee’s customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

(b)          The fifth paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(b), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(b), as the context may require. No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

(c)          The sixth paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(c), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(c), as the context may require. None of the Issuer, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion; or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(d)          So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.05(e) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the procedures of the Depositary therefor and shall be settled in same-day funds.

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The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

The ninth and tenth paragraphs of Section 2.08 of the Base Indenture shall be superseded by this paragraph of Section 2.05(d), and any reference in the Base Indenture to such paragraphs of such Section 2.08 thereof shall be deemed to refer instead to this paragraph of Section 2.05(d). At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)          The eighth paragraph of Section 2.08 of the Base Indenture shall be superseded by this Section 2.05(e), and any reference in the Base Indenture to such paragraph of such Section 2.08 thereof shall be deemed to refer instead to this Section 2.05(e).

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note and the Issuer, in its sole discretion, so permits or (iv) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Issuer Order and an Opinion of Counsel for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Global Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

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Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

(f)           Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.07.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. The first sentence of the second paragraph of Section 2.09 of the Base Indenture shall be superseded by this Section 2.06, and any reference in the Base Indenture to such sentence of such Section 2.09 thereof shall be deemed to refer instead to this Section 2.06. No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent upon the issuance of any substitute Note, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.

Section 2.07. Cancellation of Notes Paid, Converted, Etc. Section 2.10 of the Base Indenture shall be superseded by this Section 2.07, and any reference in the Base Indenture to such Section 2.10 thereof shall be deemed to refer instead to this Section 2.07. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion (for the avoidance of doubt, other than pursuant to Section 14.12), if surrendered to any Person other than the Trustee (including any of the Issuer’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

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Section 2.08. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.09. Additional Notes; Repurchases. The last paragraph of Section 2.03 of the Base Indenture shall be superseded by this Section 2.09, and any reference in the Base Indenture to such paragraph thereof shall be deemed to refer instead to this Section 2.09. The Issuer may, without the consent of the Holders and notwithstanding Section 2.02, reopen the Indenture and issue additional Notes under the Indenture with the same terms and with the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue price, issue date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities law or federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, with or without notice to Holders, whether by the Issuer or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and such Notes shall no longer be considered Outstanding under the Indenture upon their repurchase.

Article 3
Satisfaction and Discharge

Section 3.01. Applicability of Article 10 of the Base Indenture.

(a)          Section 10.01 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety Section 10.01 of the Base Indenture, and all references in the Base Indenture to Section 10.01 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 or the applicable provisions set forth in this Article 3, respectively.

Section 3.02. Satisfaction and Discharge. The Indenture shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.09 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Issuer’s Conversion Obligation, sufficient to pay all of the Outstanding Notes and all other sums due and payable under the Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Trustee under Section 6.06 of the Base Indenture shall survive.

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Article 4
Particular Covenants of the Issuer

Section 4.01. Paying Agent and Conversion Agent. The Issuer hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The rights, privileges and immunities of the Trustee set forth in the Base Indenture shall be applicable to each of the Paying Agent, Security Registrar and Custodian.

Section 4.02. Provisions as to Paying Agent. (a) Section 10.04 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.02, and any reference in the Base Indenture to such Section 10.04 shall, with respect to the Notes, be deemed to refer instead to this Section 4.02, as the context may require. Notwithstanding anything in the Base Indenture to the contrary, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Issuer shall, at its sole expense, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Issuer.

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Section 4.03. Annual Compliance Certificate. Within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, the Issuer will deliver to the Trustee a written statement covering the previous fiscal year, signed by two of its officers, stating whether they have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in the Indenture that occurred during such fiscal year and is still continuing as of the date of such certificate. Section 3.05 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.03, and any reference in the Base Indenture to such Section 3.05 shall, with respect to the Notes, be deemed to refer instead to this Section 4.03.

Section 4.04. Reports. The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment or for which the Issuer is seeking to receive confidential treatment by the Commission, any correspondence with the Commission and any redacted material). Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.04 at the time such documents are filed via the EDGAR system. Section 4.02 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.04, and any reference in the Base Indenture to such Section 4.02 shall, with respect to the Notes, be deemed to refer instead to this Section 4.04.

Delivery of the reports and documents described in the immediately preceding paragraph to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.05. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 4.06. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.07. Additional Amounts.

(a)          If the Issuer amalgamates, consolidates with, merges with or into, or sells, conveys, transfers or leases its property and assets substantially as an entirety to, any Person and the resulting, surviving or transferee Person is not organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (such Person or any successor thereto, the “Surviving Entity”), then all payments and deliveries made by, or on behalf of, the Surviving Entity under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price), payments of interest and deliveries of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the jurisdiction, excluding the United States, in which the Surviving Entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by or on behalf of the Surviving Entity for purposes of the tax law of that jurisdiction (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Surviving Entity shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners after such withholding or deduction (and after deducting any Taxes imposed or levied by a Relevant Taxing Jurisdiction on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts will be payable for or on account of:

(A)         any Taxes to the extent such Taxes would not have been imposed but for:

(1)         the existence of any present or former connection between the Holder or such beneficial owners of such Note and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere holding or enforcement of such Note or the receipt of payments thereunder;

(2)         the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on such Note or the delivery of cash, Common Stock and other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

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(3)         the failure of the Holder or such beneficial owners, to the extent they were legally entitled to do so, to comply with a timely request from the Surviving Entity to provide certification, information, documents or other evidence concerning such Holder’s or such beneficial owners’ nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owners;

(B)         any estate, inheritance, gift, sale, transfer, excise, personal property or similar Taxes;

(C)         any Taxes to the extent such Taxes result from the presentation of any Note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Note for payment to at least one other Paying Agent in a member state of the European Union;

(D)         any Taxes that are payable otherwise than by withholding from payments under or with respect to the Notes;

(E)         any Taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F)         any combination of Taxes referred to in the preceding clauses (A) through (E).

Furthermore, Additional Amounts shall not be paid for any Taxes with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on such Note or the delivery of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

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(b)          Any reference in the Indenture or the Notes in any context to the delivery of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of any Note or the payment of principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.07.

(c)          As a condition to receiving any Additional Amounts, each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in complying with any timely request from the Surviving Entity to provide any certification, information, documents or other evidence to confirm such Holder’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction (or to make any declaration or satisfy any other reporting requirement relating to such matters), if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder. Each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof to assist the Surviving Entity or Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Issuer shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing payment of any Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Trustee to the relevant Holders upon written request to the Trustee.

(d)          The obligations under this Section 4.07 shall survive any termination or discharge of the Indenture and any transfer by a Holder or beneficial owner of its Notes.

Article 5
[Intentionally Omitted]

Article 6
Defaults and Remedies

Section 6.01. Applicability of Article 5 of the Base Indenture. Article 5 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 6 shall, with respect to the Notes, supersede in its entirety Article 5 of the Base Indenture, and all references in the Base Indenture to Article 5 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the applicable provisions set forth in this Article 6, respectively.

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Section 6.02. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)          default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)          default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)          failure by the Issuer to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d)          failure by the Issuer to issue a Fundamental Change Issuer Notice in accordance with Section 15.02(c), notice of a specified corporate transaction or Corporate Event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), notice of a Make-Whole Fundamental Change in accordance with Section 14.03 or notice of a Share Exchange Event in accordance with Section 14.07(a), in each case, when due, and such failure continues for a period of four Business Days after the due date;

(e)          failure by the Issuer to comply with its obligations under Article 11;

(f)           failure by the Issuer for 90 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Issuer to comply with any of its other agreements contained in the Notes or the Indenture;

(g)          default by the Issuer or any Significant Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed that has a principal amount in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or the acceleration of payment of such indebtedness having been cured, rescinded, waived or annulled within 30 days after written notice of such acceleration having been received by the Issuer or such Significant Subsidiary or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after any applicable grace period) at its stated maturity (or, if later, at the expiration of any grace period provided in such indebtedness), upon required repurchase, upon declaration of acceleration or otherwise;

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(h)          a final judgment for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Issuer or any Subsidiary of the Issuer, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)           the Issuer or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)           an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 6.03. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, determined in accordance with Section 7.04 of the Base Indenture, or the Trustee by notice in writing to the Issuer (and to the Trustee if given by Holders), may, subject to the provisions of the Indenture, declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Outstanding Notes shall become and shall automatically be immediately due and payable.

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The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or deliver, as the case may be, or shall deposit with the Trustee an amount of cash and/or shares of Common Stock (or other Reference Property) sufficient to pay all installments of accrued and unpaid interest upon all Notes, all amounts of consideration due upon the conversion of any and all Notes that had been converted, and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time plus one percent) and amounts due to the Trustee pursuant to Section 6.06 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.04. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.04 (the “Reporting Obligations”) shall for the first 180 days after the occurrence of such an Event of Default (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.02(f) has been given, and the related 90-day period described in Section 6.02(f) has passed) consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes Outstanding for each day during the first 90-day period after the occurrence of such Event of Default and (y) 0.50% per annum of the principal amount of the Notes Outstanding for each day from the 91st day until the 180th day following the occurrence of such Event of Default, in each case, during which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs.

If the Issuer so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Issuer’s failure to comply with the Reporting Obligations is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Issuer’s failure to comply with its Reporting Obligations. In the event the Issuer does not elect to pay Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 6.04 or the Issuer elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

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In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure by the Issuer to comply with the Reporting Obligations, in accordance with this Section 6.04, the Issuer must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.02(f) has been given, and the related 90-day period described in Section 6.02(f) has passed). Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05. Payments of Notes on Default; Suit Therefor. Subject to Section 6.03, if an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.06 of the Base Indenture. If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the event of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 6.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.06 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.06. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 6.06 of the Base Indenture;

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Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.07. Proceedings by Holders. Except to enforce the right to receive payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)          such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)          Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)          such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense (including fees and expenses of its counsel) to be incurred therein or thereby;

(d)          the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

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(e)          no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.08. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.09. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.09 of the Base Indenture and Section 6.04, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

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Section 6.10. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an Outstanding Note affected. Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.11. Notice of Defaults. The Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Security Register (in the case of Physical Notes) or deliver to all Holders in accordance with the procedures of the Depositary (in the case of Global Notes) notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. This Section 6.11 shall supersede Section 5.11 of the Base Indenture and any reference in the Base Indenture to such Section 5.11 thereof shall be deemed to refer instead to this Section 6.11. The proviso set forth in Section 315(b) of the Trust Indenture Act shall not apply with respect to the Notes.

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Section 6.12. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

Article 7
[Intentionally Omitted]

Article 8
[Intentionally Omitted]

Article 9
Holders’ Meetings

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)          to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 6.10 of the Base Indenture;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.03; or

(d)          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

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Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.02 of the Base Indenture, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Security Register. Such notice shall also be mailed to the Issuer. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then Outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

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Subject to the provisions of Section 7.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the Outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

Article 10
Supplemental Indentures

Section 10.01. Applicability of Article 8 of the Base Indenture. Article 8 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety Article 8 of the Base Indenture, and all references in the Base Indenture to Article 8 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 or the applicable provisions set forth in this Article 10, respectively.

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Section 10.02. Supplemental Indentures Without Consent of Holders. The Issuer, when authorized by the resolutions of the Board of Directors and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency;

(b)          to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Notes pursuant to Article 11 hereof;

(c)          to add guarantees with respect to the Notes;

(d)          to secure the Notes;

(e)          to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(f)           to provide for an adjustment to the Conversion Rate of the Notes as required or permitted by the Indenture;

(g)          to evidence any change in the Trustee as permitted by the Indenture;

(h)          to reflect the issuance of additional Notes as permitted by the Indenture;

(i)           to irrevocably elect a Settlement Method or a Specified Dollar Amount, or to eliminate the Issuer’s right to elect a Settlement Method;

(j)           to make any change that does not adversely affect the rights of any Holder (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate);

(k)          in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07 (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate);

(l)           to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(m)         to comply with the rules of the Depositary;

(n)          to provide for the acceptance of appointment by a successor trustee pursuant to Section 6.10 of the Base Indenture or facilitate the administration of the trusts under the Indenture by more than one Trustee; or

(o)          to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate).

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Upon the written request of the Issuer, the Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.02 may be executed by the Issuer and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.03.

Section 10.03. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 7 of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer, when authorized by the resolutions of the Board of Directors and the Trustee, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a)          reduce the amount of Notes whose Holders must consent to an amendment;

(b)          reduce the rate of or extend the stated time for payment of interest on any Note;

(c)          reduce the principal of or extend the Maturity Date of any Note;

(d)          make any change that adversely affects the conversion rights of any Notes;

(e)          reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)           make any Note payable in a currency other than that stated in the Note and in the Indenture or at a place of payment other than a place located in the contiguous United States;

(g)          change the ranking of the Notes in any manner adverse to Holders;

(h)          impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)           change the provisions of Section 4.07 in any manner adverse to Holders; or

(j)           make any change in any provision of this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.03 or Section 6.10, except to increase any such percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.

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Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.05. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Issuer’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 10.06. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 11.05 of the Base Indenture, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

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Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01. Applicability of Article 9 of the Base Indenture.

(a)          Article 9 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety Article 9 of the Base Indenture, and all references in the Base Indenture to Article 9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 or the applicable provisions set forth in this Article 11, respectively.

Section 11.02. Issuer May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)          the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be (1) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and validly existing under the laws of the Islands of Bermuda, the Cayman Islands, Canada, Guernsey, Jersey, the Republic of Ireland, Luxembourg, the Netherlands, Switzerland, France, Germany or the United Kingdom, and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture all of the obligations of the Issuer under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth in Section 4.07); and

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to another Person.

Section 11.03. Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Issuer, such Successor Company (if not the Issuer) shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been initially named herein as the party. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Issuer” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

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In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Article 12
[Intentionally Omitted]

Article 13
[Intentionally Omitted]

Article 14
Conversion of Notes

Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding February 15, 2026 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after February 15, 2026 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 9.2123 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall have any duty to determine or verify the Issuer’s determination of whether any of the conditions described in Section 14.01(b) have been satisfied.

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(b)          (i) Prior to the close of business on the Business Day immediately preceding February 15, 2026, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by Holders of at least $1,000,000 principal amount of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Supplemental Indenture. The Issuer shall provide written notice to the Bid Solicitation Agent (if other than the Issuer) of the three independent nationally recognized securities dealers selected by the Issuer pursuant to the definition of Trading Price, along with appropriate contact information for each, and shall direct such securities dealers to provide bids to the Bid Solicitation Agent (if other than the Issuer). The Bid Solicitation Agent (if other than the Issuer) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Issuer has requested such determination, and the Issuer shall have no obligation to make such request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless Holders of at least $1,000,000 principal amount of Notes provide the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for each Trading Day during the Measurement Period, at which time the Issuer shall instruct the Bid Solicitation Agent (if other than the Issuer) to determine, or if the Issuer is acting as Bid Solicitation Agent, the Issuer shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Issuer is not acting as Bid Solicitation Agent, and the Issuer does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Issuer is acting as Bid Solicitation Agent and the Issuer fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Issuer shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Issuer shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

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(ii)          If, prior to the close of business on the Business Day immediately preceding February 15, 2026, the Issuer elects to:

(A)         issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance of any rights, options or warrants under a stockholder rights plan that are (x) transferable with shares of Common Stock, including shares of Common Stock delivered upon conversion, and (y) not exercisable until the occurrence of a triggering event; provided that such rights, options or warrants will be deemed issued under this subclause (A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)         distribute to all or substantially all holders of the Common Stock the Issuer’s assets, securities (other than a distribution of the Common Stock as to which an adjustment was effected pursuant to Section 14.04(a)) or rights to purchase securities of the Issuer (other than (x) rights described in the immediately preceding subclause (A) or (y) any issuance of any rights, options or warrants issued under a stockholder rights plan that are (1) transferable with shares of Common Stock, including shares of Common Stock delivered upon conversion, and (2) not exercisable until the occurrence of a triggering event), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Issuer shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Issuer has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Issuer’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. Notwithstanding the two immediately preceding sentences, Holders of the Notes will not be permitted to so surrender their Notes for conversion if such Holders are entitled to participate (solely as a result of holding the Notes), at the same time and upon the same terms as holders of the Common Stock, in such issuance or distribution without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

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(iii)         If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding February 15, 2026, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 15.02, or if the Issuer is a party to a Share Exchange Event (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), the Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery (such notice, a “Corporate Event Notice”) as promptly as practicable following the date the Issuer publicly announces such Corporate Event or, in the case that no public announcement is made, the occurrence of such Corporate Event. Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Corporate Event, the Issuer shall use commercially reasonable efforts to announce or cause the announcement of such Corporate Event in time to deliver the related Corporate Event Notice at least 30 Scheduled Trading Days prior to the anticipated effective date for such Corporate Event; provided that in no event shall the Issuer be required to provide such Corporate Event Notice to the Holders before the earliest of such time as the Issuer or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such Corporate Event, (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such Corporate Event and (c) have a reasonable basis to determine the anticipated effective date of such Corporate Event. Upon the Issuer’s delivery of a Corporate Event Notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the 35th Trading Day immediately following the effective date of such Corporate Event or, if such Corporate Event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Repurchase Date.

(iv)         Prior to the close of business on the Business Day immediately preceding February 15, 2026, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2019, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Issuer shall determine at the beginning of each calendar quarter commencing after June 30, 2019 whether the Notes may be surrendered for conversion in accordance with this clause (iii) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery if the Notes become convertible in accordance with this clause (iii).

(v)          If the Issuer calls any or all of the Notes for redemption pursuant to Article 16 prior to the Maturity Date, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert on account of the Issuer’s delivery of a Redemption Notice shall expire, unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

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Section 14.02. Conversion Procedure; Settlement Upon Conversion.

(a)          Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Issuer shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)           All conversions for which the relevant Conversion Date occurs on or after February 15, 2026, and all conversions for which the relevant Conversion Date occurs after the Issuer’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii)          Except for any conversions for which the relevant Conversion Date occurs after the Issuer’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date and any conversions for which the relevant Conversion Date occurs on or after February 15, 2026, the Issuer shall use the same Settlement Method for all conversions with the same Conversion Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)         If, in respect of any Conversion Date, the Issuer elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date, the Issuer shall deliver such Settlement Notice in writing to the Holders with a copy to the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, in such Redemption Notice or (y) on or after February 15, 2026, no later than February 15, 2026). If the Issuer does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to such conversion and the Issuer shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Issuer delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

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(iv)         The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)        if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Issuer shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (and cash in lieu of fractional shares as provided herein);

(B)         if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Issuer shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C)         if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Issuer shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v)         The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Issuer shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

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(b)          Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and any taxes payable as described in Section 14.02(d) or Section 14.02(e) (and therefore such Holder must allow for sufficient time to comply with the Depositary’s procedures if such Holder wishes to exercise its conversion rights) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent or by facsimile and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and any taxes payable as described in Section 14.02(d) or Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)          A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Issuer elects Physical Settlement (provided that for any Notes converted after the close of business on the Regular Record Date immediately preceding the Maturity Date, the Issuer shall deliver the consideration due in respect of the Conversion Obligation on the Maturity Date), or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Issuer shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d)          In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

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(e)          If a Holder submits a Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)           Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)          Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)          Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below, and the Issuer shall not adjust the Conversion Rate for any accrued and unpaid interest on any converted Notes. The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; (3) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or any Redemption Date shall receive the full interest payment due on the Maturity Date or such Redemption Date, as applicable, regardless of whether their Notes have been converted following such Regular Record Date.

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(i)           The Person in whose name any shares of Common Stock delivered upon conversion is registered shall be deemed to be the holder of record of such shares as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion as of the time immediately prior to the close of business on the Conversion Date.

(j)           The Issuer shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Issuer has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in subclause (x) of clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

For the avoidance of doubt, if a Holder converts its Notes and the Conversion Date is prior to the Effective Date of a Make-Whole Fundamental Change, then, whether or not such Make-Whole Fundamental Change occurs, such Holder shall not be entitled to an increased Conversion Rate in connection with such Make-Whole Fundamental Change.

(b)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), the Issuer shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment pursuant to this Section 14.03), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Issuer shall notify the Trustee, the Conversion Agent (if other than the Trustee) and the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change.

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(c)          The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change, which Stock Price will be the cash amount paid per share in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change if the Holders of Common Stock receive solely cash in exchange for the Common Stock. Otherwise, the Stock Price for a Make-Whole Fundamental Change shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)          The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares as set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)          The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$83.50	$90.00	$100.00	$108.55	$120.00	$130.00	$141.12	$175.00	$200.00	$250.00	$300.00	$400.00	$500.00	$750.00
May 14, 2019	2.7637	2.4133	1.9846	1.6975	1.3961	1.1905	1.0082	0.6451	0.4858	0.2994	0.1982	0.0930	0.0567	0.0034
May 15, 2020	2.7637	2.3879	1.9279	1.6228	1.3061	1.0931	0.9073	0.5492	0.4002	0.2360	0.1537	0.0743	0.0440	0.0034
May 15, 2021	2.7637	2.3373	1.8390	1.5116	1.1763	0.9549	0.7659	0.4205	0.2890	0.1586	0.1009	0.0509	0.0300	0.0034
May 15, 2022	2.7637	2.2857	1.7340	1.3720	1.0043	0.7665	0.5699	0.2476	0.1491	0.0728	0.0465	0.0256	0.0155	0.0026
May 15, 2023	2.7637	2.2770	1.6692	1.2626	0.8338	0.5383	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2024	2.7637	2.2612	1.6224	1.2079	0.7844	0.5012	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2025	2.7637	2.1257	1.4263	1.0034	0.6098	0.3732	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2026	2.7637	1.8988	0.7877	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)          if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)         if the Stock Price is greater than $750.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)        if the Stock Price is less than $83.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 11.9760 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)          Despite the occurrence of a Make-Whole Fundamental Change, nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 to the extent applicable.

Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)          If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

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CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Issuer issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

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X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent such rights, options or warrants expire without delivery of shares of Common Stock, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)          If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the specific provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

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CR'	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall instead be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR'	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

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MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to a “10 consecutive Trading Day period” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to and including the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to a “10 consecutive Trading Day period” shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by the Issuer to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

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For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)         a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)         a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a distribution as to which an adjustment to the Conversion Rate was effected pursuant to Section 14.04(e)), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

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SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Issuer distributes to all or substantially all holders of the Common Stock.

Any increase to the Conversion Rate pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)          If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

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OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references in this Section 14.04(e) with respect to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to “10” or “10th” shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the Issuer or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Issuer, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)          Notwithstanding this Section 14.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be deemed to be the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

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(h)          In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Issuer shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)          Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)          upon the sale by the Issuer of shares of Common Stock at a price below the Conversion Price or otherwise;

(ii)         upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)        upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iv)        upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued or, in the case of notes, bonds or debentures that are convertible into shares of Common Stock, issued after the date the Notes were first issued (other than any such issuance described in Section 14.04(c) or Section 14.04(e) above for which an adjustment shall be made pursuant to such provisions);

(v)         for a third-party tender offer by any party other than a tender offer by one or more of the Issuer’s Subsidiaries as described in Section 14.04(e) above;

(vi)        upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program (including pursuant to structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives) or other buy-back transaction, in each case that does not constitute a tender offer as described in Section 14.04(e) above;

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(vii)       solely for a change in the par value of the Common Stock; or

(viii)      for accrued and unpaid interest, if any.

(j)          Notwithstanding anything to the contrary in the Indenture, the Issuer shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 14.04 unless such adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Issuer shall carry forward any adjustment that is less than 1% of the Conversion Rate and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made upon the earliest to occur of the following: (1) when all such carried-forward adjustments would result in an aggregate change of at least 1% to the Conversion Rate, (2) (x) the Conversion Date for any Notes (in the case of Physical Settlement) and (y) each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (3) the effective date of any Fundamental Change or Make-Whole Fundamental Change and (4) February 15, 2026. All calculations and other determinations under this Article 14 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)          Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)          For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)          The Issuer or the Paying Agent may deduct withholding taxes due with respect to the Notes from payments of cash and Common Stock on the Notes. In the case of any such amounts withheld from Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Daily VWAP for each Trading Day in the relevant Observation Period.

Section 14.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

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Section 14.06. Shares to Be Fully Paid. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)          In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)         any consolidation, merger or combination involving the Issuer,

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety or

(iv)        any statutory share exchange or any similar transaction,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(k) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Issuer (or, if applicable, any successor to the Issuer) shall have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

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If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Issuer shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as reasonably practicable (as determined by the Issuer in good faith) to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)          When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

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(c)          The Issuer shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)          The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08. Certain Covenants. (a) The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens, charges and preemptive rights with respect to the issue thereof.

(b)          The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)          The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Neither the Trustee nor any other Conversion Agent shall have any duty or responsibility whatsoever to determine compliance with the conversion procedures, or to make or confirm any calculations with respect to the settlement provisions, of Section 14.02. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.02 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The rights, benefits and privileges of the Trustee set forth in the Base Indenture shall be applicable to the Conversion Agent, and the provisions set forth in Section 6.01 of the Base Indenture relating to the Trustee shall apply to the Conversion Agent.

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Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:

(a)          action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)          Share Exchange Event; or

(c)          voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed (or delivered electronically in accordance with the procedures of the Depositary in the case of Global Notes) to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11. Stockholder Rights Plans. If the Issuer has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12. Exchange in Lieu of Conversion.

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(a)          Notwithstanding any other provision of this Article 14, when a Holder surrenders a Note for conversion and the Conversion Date for such Note occurs prior to February 15, 2026, the Issuer may, at its election, direct the Conversion Agent to surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or if the Issuer has elected Physical Settlement, on or prior to the Business Day immediately following the relevant Conversion Date), such Note to a financial institution designated by the Issuer for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or a combination thereof due upon conversion, all in accordance with Section 14.02. By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, by the close of business on the Business Day immediately following the relevant Conversion Date), the Issuer shall notify the Holder surrendering Notes for conversion that the Issuer has directed the designated financial institution to make an exchange in lieu of conversion.

(b)          If the designated financial institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash and/or shares of Common Stock to such Holder on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date). Any Notes exchanged by the designated financial institution will remain outstanding, subject to the applicable procedures of the Depositary. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the Notes for exchange, the Issuer shall convert the Notes and pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date) as set forth in Section 14.02. The Issuer’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Issuer to do so). The Issuer may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01. Intentionally Omitted.

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Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Issuer Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement to the extent required by applicable tender offer rules under the Exchange Act.

(b)          Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)          delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)         delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the address set forth in the Fundamental Change Issuer Notice, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)          in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)         the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)        that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

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Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)          On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Issuer Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Issuer Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         the date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)        the Fundamental Change Repurchase Price;

(v)         the Fundamental Change Repurchase Date (which may be subject to postponement by the Issuer to the extent required by applicable tender offer rules under the Exchange Act);

(vi)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)      that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)         the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

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At the Issuer’s written request given at least two Business Days in advance, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuer.

(d)          Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)          Notwithstanding the foregoing, the Issuer shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 15 and (ii) such third party purchases all of the Notes validly surrendered and not validly withdrawn under such offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 15.

Section 15.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at the address set forth in the Fundamental Change Issuer Notice in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)          the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(ii)         if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

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Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Issuer shall deposit with the Paying Agent (or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b)          If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)          Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Issuer shall execute and the Trustee shall upon the receipt of an Officer’s Certificate, an Issuer Order and an Opinion of Counsel, authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Issuer shall, if required:

(a)          comply in all material respects with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)          file a Schedule TO or any other required schedule under the Exchange Act; and

(c)          otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

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Article 16
Optional Redemption

Section 16.01. Applicability of Article 12 of the Base Indenture. Article 12 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 16 shall, with respect to the Notes, supersede in its entirety Article 12 of the Base Indenture, and all references in the Base Indenture to Article 12 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 16 or the applicable provisions set forth in this Article 16, respectively.

Section 16.02. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Issuer prior to May 20, 2023. On or after May 20, 2023, the Issuer may redeem (an “Optional Redemption”) for cash all or part of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides the Redemption Notice in accordance with Section 16.03.

Section 16.03. Notice of Optional Redemption; Selection of Notes. (a) In case the Issuer exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.02, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 45 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Issuer, shall provide notice of such Optional Redemption (a “Redemption Notice”) not less than 35 nor more than 60 calendar days prior to the Redemption Date by mail or electronic delivery to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Issuer shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b)          The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)          Each Redemption Notice shall specify:

(i)          the Redemption Date;

(ii)         the Redemption Price;

(iii)        that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

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(iv)        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)        the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii)       the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii)      the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)         in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)          If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(e)          In the event of any redemption in part, the Issuer shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 16.04. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Issuer at the applicable Redemption Price.

(b)          Prior to the open of business on the Redemption Date, the Issuer shall deposit with the Paying Agent or, if the Issuer or a Subsidiary of the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.05 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Redemption Price.

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Section 16.05. Restrictions on Redemption. The Issuer may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Redemption Price with respect to such Notes).

Article 17
Miscellaneous Provisions

Section 17.01. Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in the Indenture by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 17.02. Official Acts by Successor Company. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Issuer.

Section 17.03. Governing Law; Jurisdiction. Section 11.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 17.03, and any reference in the Base Indenture to such Section 11.08 shall, with respect to the Notes, be deemed to refer instead to this Section 17.03. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Supplemental Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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Section 17.04. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. Section 11.06 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 17.04, and any reference in the Base Indenture to such Section 11.06 shall, with respect to the Notes, be deemed to refer instead to this Section 17.04.

Section 17.05. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.06. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors hereunder, any legal or equitable right, remedy or claim under or in respect of the Indenture or under any covenant, condition or provision contained in the Indenture; all such covenants, conditions and provisions being for the sole benefit of the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors and of the Holders of the Notes.

Section 17.07. Table of Contents, Headings, Etc. The article and section headings and the table of contents in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 17.08. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.09 and Section 2.11 of the Base Indenture and Section 10.05 and Section 15.04 of this Supplemental Indenture as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes. For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09 of the Base Indenture.

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Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.08, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.03, Section 6.04, Section 6.06, Section 6.07 and Section 7.03 of the Base Indenture and this Section 17.08 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.08, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:_______________________,

Authorized Officer

Section 17.09. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of an original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

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Section 17.10. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 17.11. Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.13. Calculations. Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuer.

Section 17.14. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability, and such waiver and release are part of the consideration for the issuance of Notes.

Section 17.15. USA PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.16. Ratification of Base Indenture.

(a)          Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Sandip Kapadia
Name: Sandip Kapadia
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Juliet Taylor
Name:Juliet Taylor
Title:Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[Unless and until it is exchanged in whole or in part for A PHYSICAL NOTE, this GLOBAL NOTE may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

INTERCEPT PHARMACEUTICALS, INC.

2.00% Convertible Senior Note due 2026

No. [_____]	[Initially][1] $[_________]

CUSIP No. 45845P AB4

Intercept Pharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $230,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 15, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.00% per year from May 14, 2019, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 15, 2026. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2019, to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.04 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election, in accordance with Section 2.04(c) of the Supplemental Indenture.

The Issuer shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note, in accordance with the procedures of the Depositary. As provided in and subject to the provisions of the Indenture, the Issuer shall pay, or cause the Paying Agent to pay, the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in the contiguous United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

INTERCEPT PHARMACEUTICALS, INC.
2.00% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 2.00% Convertible Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $230,000,000, all issued or to be issued under and pursuant to an Indenture dated as of July 6, 2016 (the “Base Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of May 14, 2019 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Issuer and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date or the Redemption Price on any Redemption Date (if applicable) and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Issuer’s option on or after May 20, 2023 in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

INTERCEPT PHARMACEUTICALS, INC.
2.00% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

INTERCEPT PHARMACEUTICALS, INC.
2.00% Convertible Senior Notes due 2026

To:	U.S. Bank National Association 225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

Attention: Corporate Trust (Intercept Pharmaceuticals)

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange

1

Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

INTERCEPT PHARMACEUTICALS, INC.
2.00% Convertible Senior Notes due 2026

To:	U.S. Bank National Association 225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

Attention: Corporate Trust (Intercept Pharmaceuticals)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Intercept Pharmaceuticals, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 15.02 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

INTERCEPT PHARMACEUTICALS, INC.
2.00% Convertible Senior Notes due 2026

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1